Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

4.00% SENIOR CONVERTIBLE NOTES DUE 2014

AND/OR

4.25% SENIOR CONVERTIBLE NOTES DUE 2014

OF

MASTEC, INC.

Pursuant to the Preliminary Prospectus dated November 24, 2010

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Original Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the preliminary prospectus dated November 24, 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) of MasTec, Inc., a Florida corporation (the “Company”), if: (i) certificates for the outstanding 4.00% Senior Convertible Notes due 2014 of the Company (the “Original 4.00% Notes”) or the outstanding 4.25% Senior Convertible Notes due 2014 of the Company (the “Original 4.25% Notes”) are not immediately available (the Original 4.00% Notes and the Original 4.25% Notes, hereinafter collectively referred to as the “Original Notes”); (ii) time will not permit the Original Notes, the letter of transmittal (the “Letter of Transmittal”) and all other required documents to be delivered to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on December 22, 2010 or such later date and time to which the Exchange Offer is extended (such date and time, the “Expiration Date”); or (iii) the procedures for delivery by book–entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery
(651) 495 - 8158 Attn: Specialized Finance	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance (800) 934-6802	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Floor - Bond Drop Window St. Paul, Minnesota 55107 (800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND USE OF AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” pursuant to the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus, together with the related Letter of Transmittal, which describes the offer by the Company, including the terms and conditions thereof, to exchange (i) up to $115,000,000 aggregate principal amount of the Company’s Original 4.00% Notes for a like principal amount of 4.00% Senior Convertible Notes due 2014 (the “New 4.00% Notes”), plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.00% Notes validly tendered and accepted (the “4.00% Notes Exchange Offer”) and (ii) up to $100,000,000 aggregate principal amount of the Company’s Original 4.25% Notes for a like principal amount of 4.25% Senior Convertible Notes due 2014 (the “New 4.25% Notes”), plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.25% Notes validly tendered and accepted (the “4.25% Notes Exchange Offer”). The undersigned understands that the Company reserves the right, in its sole discretion, to amend, waive or modify specified conditions in the Exchange Offer as described in the Prospectus under “Exchange Offer — Conditions to the Exchange Offer.” The 4.00% Notes Exchange Offer and the 4.25% Notes Exchange Offer are collectively referred to as the “Exchange Offer,” and the New 4.00% Notes and the New 4.25% Notes are collectively referred to as the “New Notes”.

The undersigned hereby tenders to the Company the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Exchange Offer — Guaranteed Delivery Procedures.” The undersigned understands and agrees that the Company reserves the right not to accept tendered Original Notes from any tendering holder if in the Company’s reasonable judgment or its counsel’s judgment, that such acceptance might be unlawful. The undersigned also understands and acknowledges that the Company reserves the right, as set forth in the Prospectus under the caption “Exchange Offer — Expiration Date; Extension; Amendments,” to terminate the Exchange Offer.

The undersigned understands that no withdrawal of a tender of Original Notes may be made after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that the exchange of Original Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Original Notes (or confirmation of book–entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

(Please Print or Type)

Name(s)/Signature(s) of Registered Holder(s):
Name:

Name:

Address(es):

Area Code(s) and Telephone Number(s)

If Original Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:

Date

Certificate Number(s)* Certificate Number(s)*	Principal Amount of Original 4.00% Notes Tendered ** Principal Amount of Original 4.25% Notes Tendered **

*	Need not be completed if the Original Notes being tendered are in book-entry form.
**	Must be in integral multiples of $1,000 principal amount.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney–in–fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

(Please Print or Type)

Name(s)/Title(s)/Signature(s) of Registered Holder(s):	By:
Name:
Title:

By:
Name:
Title:

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby: (1) represents that each holder of Original Notes on whose behalf this tender is being made “owns” the Original Notes covered hereby within the meaning of Rule 13d–3 under the Exchange Act; (2) represents that such tender of Original Notes complies with Rule 14e–4 of the Exchange Act; and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Original Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book–entry transfer of such Original Notes into the Exchange Agent’s account at the book–entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, or in lieu of a Letter of Transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, all within three New York Stock Exchange trading days after the Expiration Date.

(Please Print or Type)

Name of Firm:

Address:

Telephone Number:

Authorized Signature:	By:
Name: Title:

By:
Name: Title:

Date:

The institution that completes this Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, prior to the Expiration Date, and (b) must deliver the certificates representing any Original Notes (or a confirmation of book–entry transfer of such Original Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal in lieu thereof, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.